Exhibit 10.2

OPTION AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

This Option Agreement is made this 15th day of February, 2024 (“Effective Date”), by and between 339 Justabout Land Co. LLC, a Pennsylvania limited liability company having a registered address of 333 Technology Drive, Suite 108, Canonsburg, Pennsylvania 15317 (hereinafter together called “Optionor”) and Benjamin Marcus Homes, L.L.C., a Pennsylvania limited liability company, having a registered address at 333 Technology Drive, Suite 108, Canonsburg, Pennsylvania 15317 (hereinafter called “Optionee”).

WHEREAS, Optionor is the owner of certain real property situate in Peters Township, Washington County, Pennsylvania, commonly known as Lots 101-119 and 201-218 Tuscany II subdivision (the “Lots”), and being more particularly described in Exhibit “A” attached to this Agreement and made a part hereof (hereinafter collectively called the “Property”); and

WHEREAS, Optionee desires to acquire the exclusive and irrevocable right and option to purchase the Property and Optionor desires to grant such option to Optionee.

NOW THEREFORE, for the consideration hereinafter provided and intending to be legally bound hereby, Optionor and Optionee agree as follows:

1. Grant of Option. Optionor grants to Optionee the exclusive and irrevocable right and option to purchase the Property (hereinafter called the “Option”).

2. Option Price. The net purchase price for the Property to be received by Optionor is per lot as follows (hereinafter called the “Option Price”):

(Tuscany II Subdivision)

Lot 101 - $295,000.00	Lot 201 - $400,000.00
Lot 102 - $325,000.00	Lot 202 - $375,000.00
Lot 103 - $350,000.00	Lot 203 - $400,000.00
Lot 104 - $375,000.00	Lot 204 - $325,000.00
Lot 105 - $350,000.00	Lot 205 - $375,000.00
Lot 106 - $375,000.00	Lot 206 - $375,000.00
Lot 107 - $425,000.00	Lot 207 - $395,000.00
Lot 108 - $425,000.00	Lot 208 – $375,000.00
Lot 109 - $425,000.00	Lot 209 - $400,000.00
Lot 110 - $395,000.00	Lot 210 - $350,000.00
Lot 111 - $395,000.00	Lot 211 - $325,000.00
Lot 112 - $375,000.00	Lot 212 - $350,000.00
Lot 113 - $325,000.00	Lot 213 - $375,000.00
Lot 114 - $350,000.00	Lot 214 – $350,000.00
Lot 115 - $375,000.00	Lot 215 - $350,000.00
Lot 116 - $350,000.00	Lot 216 - $350,000.00
Lot 117 - $285,000.00	Lot 217 - $325,000.00
Lot 118 - $350,000.00	Lot 218 - $275,000.00
Lot 119 - $275,000.00

3. Option Period. The Option shall commence on the Effective Date and shall terminate one year thereafter (hereinafter referred to as the “Option Period”), plus any Extension Period (as defined in Section 4 below).

4. Consideration for Option. The Option is granted in consideration of Optionee’s payment to Optionor of the sum of five (5%) percent of the aggregate Option Price of all Unsold Lots (which includes all Lots considered part of the Business as defined in the Management Services Agreement set forth in Section 8 hereinafter) as of the first day of the Effective Date and as of the first day of any successive Extension Period (hereinafter the “Option Consideration”). Optionee may exercise two (2) additional one-year extensions (“Extension Period”), sixty (60) days prior to the expiration of the then current Option Period or Extension Period as the case may be by delivery to Optionor of written notice thereof by any method specified in Section 6 of this Agreement. Both parties may also cancel this Agreement by such written notice sixty (60) days prior to the expiration of the then current Option Period or Extension Period to be effective at the end of such period; provided, however; that the Extension Periods shall be available to Optionee only if total sales of the Unsold Lots equals or exceeds $4,100,000.00 as of the date of the exercise of the first Extension Period and $10,700,000.00 as of the exercise of the second Extension Period.

5. Payment of Option Consideration. Payment of the Option Consideration shall be deferred until the closing of each Lot. Upon closing of each of the Lots by Optionee, or by a third party designated by Optionee, ten (10%) percent of the proceeds shall be applied to the accrued Option Consideration until paid in full. Should Optionee not extend the Option Period or upon default by Optionee under any loan obligation to Shepherd’s Finance, or upon three (3) years from the date hereof, whichever occurs first, all accrued and unpaid Option Consideration will be immediately due and paid in full.

6. Exercise of Option. Optionee may exercise the Option to purchase any of the Lots at any time during the Option Period or any extension of the Option Period by delivery to Optionor of a written notice of exercise on or before the date of expiration of the Option Period or any extension thereof. The notice may be delivered personally or may be sent by United States regular mail or by nationally recognized express courier service, addressed to Optionor at the following address:

339 Justabout Land Co.

Attn: Dan Wallach

13241 Bartram Park Blvd., Suite 2401

Jacksonville, FL 32258

and by electronic mail at the following address: danwallach@shepherdsfinance.com. The Option will be deemed exercised as of the date of the electronic mail.

7. Purchase Agreement. Within three (3) days following exercise of the Option by Optionee, Optionor and Optionee shall execute an agreement for purchase and sale of the lot or lots prepared by Optionee (hereinafter called the “Agreement for Sale”), which Agreement for Sale shall contain terms consistent with this Option Agreement, including, without limitation, the following terms:

a. Conveyance by Optionor to Optionee of good and marketable fee simple title to the Property and all appurtenances thereto by special warranty deed, free and clear from liens and encumbrances;

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b. Payment by Optionor and Optionee of applicable Pennsylvania Realty Transfer Taxes;

c. Closing of the purchase and sale of the Property shall be no later than sixty (60) days from the date of the Agreement for Sale, with time to be of the essence;

d. Proration, as of the date of closing, of county and township real property taxes on a calendar year basis and school real property taxes on a fiscal year basis;

e. Payment of the Option Price for the lot or lots in cash at closing, without condition for obtaining financing; and

f. Payment by Optionor of any amounts owed to Howard Hanna Realty and Sheldon Investments, LLC.

8. As a condition precedent to the effectiveness of the Option Agreement, Optionee shall enter into a certain Management Services Agreement with Optionor, upon terms and conditions acceptable to Optionor, in its sole discretion.

9. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of Optionor and Optionee.

10. Entire Agreement. This writing contains the entire agreement between Optionor and Optionee with respect to its subject matter. No amendment or modification of this Agreement shall be effective and binding unless reduced to writing dated after the date of this Agreement and signed by both Optionor and Optionee, its successors and/or assigns.

11. Governing Law. This Agreement shall be enforced and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, Optionor and Optionee have executed this Agreement the day and year first above written.

Witness:		OPTIONOR:
339 JUSTABOUT LAND CO.,

By:	/s/ Christine R Eckberg	By:	/s/ Daniel Wallach
Name:	Christine R Eckberg	Name:	Daniel Wallach
Title:	Individual	Title:	C.E.O

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STATE OF FLORIDA

COUNTY OF DUVAL

I HEREBY CERTIFY that on this 15 day of Feburary, 2024, before me, the undersigned Notary Public of the jurisdiction aforesaid, personally appeared Dan Wallach, and acknowledged themselves to be the CEO (title) of 339 Justabout Land Co., and that they, being authorized so to do, executed the foregoing instrument in the aforesaid capacity for the purposes therein contained.

IN WITNESS MY Hand and Notarial Seal.

	Rosemary A Pomar	(SEAL)

My Commission Expires:

12/16/2025

Witness:		OPTIONEE:
BENJAMIN MARCUS HOMES, L.L.C

By:	/s/ Barrett Hoskins	By:	/s/ Mark L. Hoskins
Name:	Barrett Hoskins	Name:	Mark L. Hoskins
Title:	Member	Title:	Member

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF Allegheny

I HEREBY CERTIFY that on this 15th day of February, 2024, before me, the undersigned Notary Public of the jurisdiction aforesaid, personally appeared Mark L. Hoskins, and acknowledged themselves to be the Member (title) of Benjamin Marcus Homes, L.L.C, and that they, being authorized so to do, executed the foregoing instrument in the aforesaid capacity for the purposes therein contained.

IN WITNESS MY Hand and Notarial Seal.

	Rachael Swick	(SEAL)

My Commission Expires:

April 27, 2027

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EXHIBIT “A”

TO OPTION AGREEMENT FOR

PURCHASE AND SALE OF REAL PROPERTY

DATED 2/15 , 2024

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